Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Adaptimmune Therapeutics plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, nominal value £0.001 per share (1)	457	(o)	—	—	—		$—	—
Fees to Be Paid	Other	Warrants	457	(o)	—	—	—		$—	—
Fees to Be Paid	Other	Units (2)	457	(o)	—	—	—		$—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (3)	457	(o)	—	—	$45,280,808		$.00015310	$6,932.49
Fees Previously Paid	—	—	—		—	—	—		—	—
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares, nominal value £0.001 per share	415	(a)(6)
Carry Forward Securities	Equity	Ordinary shares, nominal value £0.001 per share	415	(a)(6)			—							—
Carry Forward Securities	Other	Warrants	415	(a)(6)			—							—
Carry Forward Securities	Other	Units	415	(a)(6)			—							—
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415	(a)(6)			$354,719,192	(4)			S-3	333- 264208	April 22, 2022	$14,699.02
	Total Offering Amounts						$400,000,000			$6,932.49
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$6,932.49

(1)	The ordinary shares registered hereby will be represented by the registrant’s American Depositary Shares (“ADSs”), each of which will represent six (6) ordinary shares of the registrant. Such ADSs issuable on deposit of the ordinary shares registered hereby have been registered under three separate registration statements on Form F-6 (File No.: 333-203642, File No. 333-212714 and File No: 333-233560).
(2)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.
(3)	There are being registered hereunder such indeterminate number of ordinary shares; such indeterminate number of warrants to purchase ordinary shares and such indeterminate number of units consisting of any combination of ordinary shares and/or warrants as may be sold by the registrant as shall have an aggregate initial offering price not to exceed $400,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable as a result of share splits, share dividends or similar transactions. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission, or the SEC, on April 8, 2022 (File No. 333- 264208), or the Prior Registration Statement, which was declared effective on April 22, 2022, that registered $400,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $354,719,192 of unsold securities, or the Unsold Securities, that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $14,699.02 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $45,280,808 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.